SECURITIES AND EXICHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXICHANGE ACT OF 1934

Date of Report (date of earliest event report September 15, 2003

Mid-State Trust XI
(Issuer in respect of Mid-State Trust XI Asset-Backed Bonds
(Exact name of registrant as specified in its charter)

Delaware	333-64896 -01	59-0945134

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

c/o First Union National Bank, 401 South Tryon Street – NC1179 Charlotte, NC 28288
(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

Item 5     See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the September 15, 2003 payment to the Mid-State Trust XI Asset-Backed Bonds.

Item 7     Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1     Monthly statement to holders of the Mid-State Trust XI Asset-Backed Bonds reflecting the September 15, 2003 Payment Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the Mid-State Trust XI Asset-Backed Bonds by the undersigned thereunto duly authorized.

WACHOVIA BANK, NATIONAL ASSOCIATION
As Indenture Trustee and on behalf of
Mid-State Trust XI Asset-Backed Bonds

By: \s\ Gregory Yanok
Name: Gregory Yanok
Title: Vice President	Dated: September 30, 2003

Exhibit Index

20.1     Monthly statement to holders of Mid-State Trust XI Asset-Backed Bonds relating to the September 15, 2003 Payment Date.